January 14, 2014

Diligent Board Member Services, Inc.
Provides Limited Update on Fourth Fiscal Quarter 2013

As promised in our December release, today we are providing an update on our fourth quarter results. Because we are in the process of restating our financials (announced on August 6, 2013) the Company is not in a position to provide full financial information and business metrics for the Company’s fourth quarter or full year ended December 31, 2013. However, in an effort to remain as transparent as possible, we are today providing operating highlights for the Company’s fourth quarter ended December 31, 2013. Management looks forward to discussing and providing further information on the following quarterly operating update in more detail at the conclusion of the restatement process.

4Q 2013 Operating Update

During the fourth quarter of 2013, Diligent signed a total of 145 net new client agreements. Comparing the fourth quarter of 2012 to the fourth quarter of 2013, Diligent increased the number of organizations it services by 35.5%, from 1,808 to 2,450, while the number of boards served by Diligent increased 32.4%, from 2,571 to 3405 and the number of Diligent Boardbooks users increased 39.6%, from 52,000 users to over 72,600 users globally. Also of note, Diligent maintained its client retention rate at 97% as of the end of the fourth quarter 2013.

Diligent continued to add clients in both the private sector and with public companies across multiple industries worldwide, and the company’s client base is now comprised of 53.4% public companies and 46.6% private entities. Notably, Diligent now services 319 Fortune 1000 companies, of which 11 were added in the fourth quarter of 2013, and 575 New York Stock Exchange listed companies, of which 22 were added in fourth quarter 2013. The number of New Zealand Exchange listed companies served by Diligent has grown from 7 companies at the end of fourth quarter 2012, to 16 companies at the end of the fourth quarter 2013. Of the 16 NZX listed companies, 11 are in the NZX50 Index, reflecting 22% of the NZX50 Index.

Of note financially, Diligent closed the 2013 fiscal year with $US 56.1 million in cash balances and no bank debt, which is an increase of $US22.8 million in the company’s cash balance as compared to the cash balance on December 31, 2012. During the 2013 fiscal year, the Company incurred obligations of approximately $US5.1 million related to the restatement and re-audit of certain of the Company’s financial statements, the Audit Committee’s investigation of the accounting errors that gave rise to the need to restate the Company’s financial statements, and the Special Committee investigation. Of this amount, $US3.3 million has been paid in 2013 and $US1.8 million will be accrued as of December 31, 2013. In addition, the Company incurred an obligation for previously disclosed and approved compensation of $US4.4 million for the Chief Executive Officer to be ratably paid in 2014, 2015 and 2016, which will also be accrued as of December 31, 2013.

With respect to Diligent’s business operations, management has decided to accelerate its plans to expand more widely across Europe by establishing operations and a data center in Germany. “We felt that the time was right to invest more in growing our European presence. We have had good success in the UK so far, and we believe that there is a large opportunity for us in the continental European countries. Having operations and a data center in Europe should allow us to establish a leadership position more quickly,” said Alessandro Sodi, Diligent’s President & Chief Executive Officer. Diligent currently has data centers in the United States and Canada. The Company estimates that it will spend over $2 million building out the European data center.

Update on Revenue Recognition Review

The Company continues to focus significant resources on completing its previously announced restatement of certain of its financial statements. The Company is working toward providing its preliminary half year announcement, half year report and preliminary full year results for 2013 by 28 February 2014.

As previously reported, the Audit Committee of the Board of Directors engaged outside company counsel to investigate the accounting errors that gave rise to the need to restate the Company’s financial statements, as well as other historical accounting practices impacting the timing of recognition of revenue. This investigation is complete and resulted in no finding of intentional misconduct or fraud.

The Company previously disclosed material weaknesses in its internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. As a result of the matters covered by the restatement and the Audit Committee investigation, management has determined that there were material weaknesses in the Company’s internal controls over financial reporting relating to revenue recognition, including that the Company lacked sufficient personnel with appropriate knowledge, experience and training in the complexities of software revenue recognition. The Company will provide an updated assessment of internal controls over financial reporting and related remedial measures upon completion of the restatement and re-audit process.

In the past twelve months the Company has undertaken a number of remedial measures, including that the Company has retained a new Chief Financial Officer, a new Controller, a new General Counsel and a new independent registered public accounting firm. The Company’s new Chief Financial Officer has implemented new revenue recognition conventions and controls in accordance with U.S. Generally Accepted Accounting Principles.

In addition, the Company has added two new independent directors as Audit Committee members with the requisite experience to qualify as audit committee financial experts pursuant to the applicable rules of the U.S. Securities and Exchange Commission. The Board of Directors and management are continuing to evaluate additional remedial measures to strengthen the Company’s internal controls over financial reporting in response to the Audit Committee investigation.

Forward Looking Statements

This document contains forward looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as "expect," "believe," "continue," and" intend," as well as similar comments, are forward looking in nature. These forward looking statements include statements regarding the Company's ability to complete the restatement of its prior period financial statements and become current in its financial reporting obligations. These statements are subject to risks and uncertainties, including the risk that the Company's Board of Directors, Audit Committee, management or independent registered public accounting firm will identify additional issues in connection with the restatement or reaudit, or the Audit Committee investigation, or that these issues will require additional corrections to the Company's prior period financial statements. In addition, the Company is subject to risks relating to the time and effort required to complete the restatement, actions which may be taken by the NZX in respect of the Company's continued listing, the ramifications of the Company's potential inability to timely file periodic and other reports with the SEC, and the risk of litigation or governmental investigations or proceedings relating to these matters. As disclosed in the Company’s prior filings, its Special Committee investigation identified a number of instances in which the Company was not, or may not have been, in compliance with applicable New Zealand and US regulatory obligations and such instances may expose the Company to potential regulatory actions and/or contingent liabilities; certain of the Company’s past stock issuances and stock option grants may expose it to potential contingent liabilities, including potential rescission rights; the Company is subject to New Zealand Stock Exchange Listing Rules and compliance with securities and financial reporting laws and regulations in the US and New Zealand and faces higher costs and compliance risks than a typical US public company due to the need to comply with these dual regulatory regimes; as of December 31, 2012 the Company identified material weaknesses in its internal control over financial reporting and concluded that its disclosure controls were not effective; the Company must address the material weaknesses in its internal controls, which otherwise may impede its ability to produce timely and accurate financial statements; the Company’s business is highly competitive and it faces the risk of declining customer renewals or upgrades; and it may fail to manage its growth effectively. Please refer to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2012 filed with the SEC for further information.

Investor inquiries:

Sonya Joyce

Phone: +64 4 894 6912

Media inquiries:

Geoff Senescall

Phone: +64 21 481 234